UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

Wesbanco, Inc.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 7.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B)	WSBCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed, on February 28, 2025, Wesbanco, Inc. (“Wesbanco”) completed its acquisition of Premier Financial Corp. (“Premier Financial”). This Current Report on Form 8-K is being filed, in part, to provide an updated unaudited pro forma condensed combined statement of income (the “Updated Pro Forma Financial Information”), which is included in Exhibit 99.1 to this Current Report on Form 8-K.

The Updated Pro Forma Financial Information updates and supplements the unaudited pro forma condensed combined financial information of the Company and Premier Financial and related disclosures contained in Exhibit 99.3 to the Company’s Current Report on Form 8-K/A filed on March 28, 2025 and Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 10, 2025 (collectively, the “Prior Reports”). To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Prior Reports, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Prior Reports.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Unaudited pro forma condensed combined statement of income for the year ended December 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wesbanco, Inc.
(Registrant)

Date: March 2, 2026	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr.
Senior Executive Vice President and Chief Financial Officer